UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3011	36-2443580
(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, the Compensation Committee of the Board of Directors of The Valspar Corporation (“Valspar”) approved (i) an amendment, effective as of June 8, 2016 (the “Amendment”), to The Valspar Corporation 2015 Omnibus Equity Plan (the “Omnibus Plan”) and (ii) The Valspar Corporation Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan, dated June 8, 2016 (the “Restated A&R Key Employee Plan”).

The Amendment permits Valspar to grant equity awards pursuant to the Omnibus Plan after June 8, 2016 that are assumed or replaced by the acquirer in a change in control transaction, and provides that such awards shall not vest solely by reason of a change in control transaction but shall vest upon a qualifying termination of the holder’s employment with Valspar and its affiliates on or following such transaction.

The Restated A&R Key Employee Plan provides for certain modifications to the long-term incentive program for participants in the plan, including Valspar’s named executive officers, which are effective for Valspar’s fiscal year 2017. Under the terms of the Restated A&R Key Employee Plan, fiscal year 2017 long-term incentive awards, which are granted pursuant to the Omnibus Plan, will be made solely in the form of time-based restricted stock units. Such restricted stock units shall not vest automatically upon the occurrence of a change in control transaction, but shall vest upon a termination of the participant’s employment by Valspar other than for cause, or a resignation by the participant for good reason, in each case on or following such transaction.

The foregoing descriptions of the Amendment and the Restated A&R Key Employee Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the Restated A&R Key Employee Plan attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment to The Valspar Corporation 2015 Omnibus Equity Plan

10.2	The Valspar Corporation Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan dated June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

/s/ Rolf Engh
Name: Rolf Engh
Title: Secretary

Dated: June 10, 2016